                                                                     EXHIBIT 3.2

                                       Illinois              This space for use
Form LLC-5.25               Limited Liability Company Act  by Secretary of State

   January 1999               Articles of Amendment
--------------------------  -----------------------------
Jesse White                     Filing Fee (see note).            FILED
Secretary of State              SUBMIT IN DUPLICATE            MAR 29 2000
Department of Business          Must be typewritten
Services Limited Liability      --------------------           Jesse White
Company Division                This space for use by      SECRETARY OF STATE
Room 359, Howlett Building      Secretary of State
Springfield, IL 62756
http://www.sos.state.il.us
--------------------------
Payment may be made by          Date 3-29-2000
business firm check             Assigned File # 0039-362-2
payable to Secretary of         Filing Fee $100
State.                          Approved: /s/
(If check is returned for
any reason this filing
will be void.)
--------------------------------------------------------------------------------

1.   Limited Liability Company name GREAT LAKES CAPITAL ACCEPTANCE, LLC

2.   File number assigned by the Secretary of State: 0039362-2

3.   Federal Employer Identification Number (F.E.I.N.): 36-4355017

4.   These Articles of Amendment are effective on [ ] the file date or a later
     date being                            . not to exceed 30 days after the
                ---------------------------
     file date.

5. The company has elected in its operating agreement to be governed by the amendatory Act of 1997: [X] Yes [ ] No

6. The Articles of Organization are amended as follows: (Attach a copy of the text of each amendment adopted.)
     (Address changes of P.O. Box and c/o are unacceptable)

          a)   Admission of a new member (give name and address below)
     ----
       X  b)   Admission of a new manager (give name and address below)
          c)   Withdrawal of a member (give name below)
     ----
       X  d)   Withdrawal of a manager (give name below)
          e)   Change in the address of the office at which the records required
      ----     by Section 1-40 of the Act are kept (give new address, including county below)
          f)   Change of registered agent and/or registered agent's office (give
      ----     new name and address, including county below)
          g)   Change in the limited liability company's name (list below)
     ----
          h)   Change in date of dissolution or other events of dissolution
     ----      enumerated in item 8 of the Articles of Organization
          i)   Other (give information below)
     ----

     b) George Luburich II
        27 E. Monroe, Suite 700
        Chicago, Illinois 60603

     d) Great Lakes Capital Investments, Inc.

LLC-5.25

7.   This amendment was adopted by the managers. S. 5-25(3)       [X] Yes [ ] No

     a)   Not less than minimum number of managers so approved.   [X] Yes [ ] No
     b)   Member action was not required.                         [X] Yes [ ] No

8.   This amendment was adopted by the members. S. 5-25(4)        [X] Yes [ ] No
     Not less than minimum number of members so approved.

9. The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

     Dated    March 24,        2000.
           (Month & Day)      (Year)


                                          /s/ George Luburich II
                             ---------------------------------------------------
                                               (Signature)

                                         George Luburich II, MANAGER
                             ---------------------------------------------------
                                        (Type or print Name and Title)

                             ---------------------------------------------------
                              (If applicant is a company or other entity, state
                                name of company and indicate whether it is a
                                       member or manager of the L.L.C.)

          NOTE: * If the the company has elected in its operating agreement to be governed by the amendatory Act of 1997, and the only change reported is a change in the registered agent and/or registered office, the filing fee is $25.

                   If the the company has not elected in its operating agreement to be governed by the amendatory Act of 1997, and/or other changes are also reported, the filing fee is $100.